QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on December 17, 2003.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VITAL IMAGES, INC.
(Exact name of issuer as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	42-1321776 (I.R.S. Employer Identification No.)
3300 Fernbrook Lane, Suite 200 Plymouth, Minnesota 55447 (Address of principal executive offices, including Zip Code)
VITAL IMAGES, INC. 1997 STOCK OPTION AND INCENTIVE PLAN (Full title of the plan)
Gregory S. Furness Vice President—Finance and Chief Financial Officer Vital Images, Inc. 3300 Fernbrook Lane, Suite 200 Plymouth, Minnesota 55447 (Name and address of agent for service)	Copy to: Michele D. Vaillancourt Winthrop & Weinstine, P.A. 225 South Sixth Street Suite 3500 Minneapolis, Minnesota 55402 Telephone: (612) 604-6400
(763) 852-4100 (Telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale: From time to time after the effective date of this registration statement.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.01 par value(3)	504,000 shares	$19.00	$9,576,000	$775

(1)
The number of shares being registered consists of 500,000 shares of Common Stock which may be issued under the Vital Images, Inc. 1997 Stock Option and Incentive Plan, as amended (the "Plan"), in addition to shares previously registered, and 4,000 shares subject to options not granted under the Plan.

(2)
Pursuant to Rule 457(c), the offering price is equal to the average of the high and low prices of the common stock as of December 11, 2003 as reported on The Nasdaq National Market.

(3)
Each share of common stock includes one preferred stock purchase right.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

Item 1. Plan Information.

Item 2. Registrant Information and Employee Plan Annual Information.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents are incorporated herein by reference:

          a.     The description of the Company's Common Stock and Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 10 filed on May 1, 1997, as amended (File No. 0-22229);

          b.     The Company's Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 0-22229);

          c.     The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2003;

          d.     All other reports filed by the Company with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after December 31, 2002; and

          e.     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold (excluding, however, any portion of such documents not deemed to be "filed" with the Securities and Exchange Commission (the "SEC") pursuant to the rules of the SEC).

Item 4. Description of Securities.

        The Company's common stock and preferred stock purchase rights offered pursuant to this registration statement are registered under Section 12(g) of the Exchange Act. The description of the Company's common stock and preferred stock purchase rights is incorporated by reference pursuant to Item 3.d. above.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 302A.521 of the Minnesota Business Corporation Act provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, the Company must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

        Article VI of the Company's Bylaws and Article X of the Company's Articles of Incorporation provide that the Company will indemnify such persons to the fullest extent permitted by Section 302A.521 of the Minnesota Business Corporation Act.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The exhibits to this Registration Statement on Form S-8 are described on the Exhibit Index.

Item 9. Undertakings.

(a)   Rule 415 Offering.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendments thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously described in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   Filings Incorporating Subsequent Exchange Act Documents by Reference.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)   Statement Required in Connection with Filing of Registration Statement on Form S-8.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota on December 16, 2003.

VITAL IMAGES, INC.

By:	/s/ JAY D. MILLER Jay D. Miller President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jay D. Miller and Gregory S. Furness, each of whom may act individually, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY D. MILLER Jay D. Miller	President, Chief Executive Officer and Director (principal executive officer)	December 16, 2003
/s/ DOUGLAS M. PIHL Douglas M. Pihl	Chairman of the Board and Director	December 16, 2003
/s/ VINCENT ARGIRO, PH.D. Vincent Argiro, Ph.D.	Chief Technology Officer and Director	December 16, 2003
/s/ JAMES B. HICKEY, JR. James B. Hickey, Jr.	Director	December 16, 2003
/s/ RICHARD W. PERKINS Richard W. Perkins	Director	December 16, 2003
/s/ MICHAEL W. VANNIER, M.D. Michael W. Vannier, M.D.	Director	December 16, 2003
/s/ SVEN A. WEHRWEIN Sven A. Wehrwein	Director	December 16, 2003
/s/ GREGORY S. FURNESS Gregory S. Furness	Vice President—Finance, Chief Financial Officer, Treasurer and Secretary (chief accounting officer)	December 16, 2003

Exhibit Index

Exhibit No.	Description
4.1	Rights Agreement dated as of May 1, 1997 between the Company and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form 10 (File No. 0-22229)).
4.2
Certificate of Designation of Preferences and Rights of Series A Junior Preferred Stock of Vital Images, Inc. (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form 10 (File No. 0-22229) ).
5.1	Opinion and Consent of Winthrop & Weinstine, P.A. as to the legality of Common Stock of the Company
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Winthrop & Weinstine, P.A. (included in its opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included as part of signature page).
99.1	Vital Images, Inc. 1997 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.11 to the Company's Registration Statement on Form 10 (File No. 0-22229)).
99.2	Vital Images, Inc. 1997 Director Stock Option Plan (incorporated by reference to Exhibit 10.12 to the Company's Registration Statement on Form 10 (File No. 0-22229)).
99.3	First Amendment to the Vital Images, Inc. 1997 Incentive Stock Option Plan (incorporated by reference to Exhibit 99.3 to the Company's Registration Statement on Form S-8 (Registration No. 333-97891)).
99.4
Second Amendment to the Vital Images, Inc. 1997 Incentive Stock Option Plan (incorporated by reference to Exhibit 99.4 to the Company's Registration Statement on Form S-8 (Registration No. 333-97891)).
99.5	Third Amendment to the Vital Images, Inc. 1997 Incentive Stock Option Plan(incorporated by reference to Exhibit 99.5 to the Company's Registration Statement on Form S-8 (Registration No. 333-97891)).
99.6
Fourth Amendment to the Vital Images, Inc. 1997 Incentive Stock Option Plan (incorporated by reference to Exhibit 99.6 to the Company's Registration Statement on Form S-8 (Registration No. 333-97891)).
99.7	Fifth Amendment to the Vital Images, Inc. 1997 Incentive Stock Option Plan(incorporated by reference to Exhibit 99.7 to the Company's Registration Statement on Form S-8 (Registration No. 333-97891)).
99.8	Sixth Amendment to the Vital Images, Inc. 1997 Stock Option and Incentive Plan.

QuickLinks

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
Exhibit Index